UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008 (March 3, 2008)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia	22980
(Address of Principal Executive Offices)	(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Team Incentive Plan Bonus Payments

On March 3, 2008, the Compensation Committee of the Board of Directors of NTELOS Holdings Corp. (the “Company”), after review of the Company’s consolidated financial results for 2007 and taking into consideration the Company’s goals for 2007 with respect to revenues, “Adjusted EBITDA” (as defined under the Team Incentive Plan, which generally represents earnings before interest, income taxes, depreciation and amortization, gain (loss) on sale of assets, accretion of asset retirement obligations, capital and operational restructuring charges, non-cash compensation charges advisory fees and certain other expenses) and Adjusted EBITDA minus capital expenditures (“free cash flow”), and each individual’s performance, approved bonus payments under the Company’s 2007 Team Incentive Plan for the following named executive officers: Mr. Quarforth, $704,696; Mr. Rosberg, $376,886; Mr. Moneymaker, $332,619; Mr. Maccarelli, $278,037; and Ms. McDermott, $186,331.

2008 Salaries

On March 3, 2008, the Compensation Committee, after considering a competitive market review of total compensation for its executive officers, established the base salaries for the following named executive officers to be effective April 1, 2008: James S. Quarforth, President and Chief Executive Officer, $517,500; Carl A. Rosberg, Executive Vice President and President, Wireless, $315,000; Michael B. Moneymaker, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, $292,403; David R. Maccarelli, Executive Vice President and President, Wireline, $252,540; and Mary McDermott, Senior Vice President, Legal and Regulatory Affairs, $202,076.

2008 Team Incentive Plan

On March 3, 2008, the Compensation Committee, after considering a competitive market review of cash bonuses as a percentage of base salary, approved the 2008 Team Incentive Plan (the “2008 Plan”). The 2008 Plan establishes the performance measures for fiscal 2008 bonus payouts for the Company’s executive officers, including its chief executive officer and its other named executive officers. For the named executive officers other than the chief executive officer, the 2008 Plan establishes a target individual payout percentage ranging from 50% to 60% of eligible base salary. The chief executive officer’s target individual payout percentage under the 2008 Plan is 90% of his eligible base salary. The 2008 Plan provides for threshold (50%), target (100%) and maximum (200%) bonus payouts tied to the Company’s performance in 2008 in the areas of revenues (45% weighting) and Adjusted EBITDA (55% weighting). Bonus payouts tied to company performance in the areas of revenues and Adjusted EBITDA are contingent upon the Company’s achievement of the threshold (50%) level of performance in each such area. A “weighted company performance percentage” will be calculated based on the achievement and weighting percentage for each of these company performance factors. The 2008 Plan also requires that the Company generally meet its 2008 capital expenditure budget. The 2008 Plan contains an individual performance factor to be taken into account when calculating bonuses to each of the executive officers.

The 2008 Plan provides for an individual incentive award that is equal to the product of (i) individual base salary earnings, (ii) an individual payout percentage (as finally determined based on achievement of individual performance objectives) and (iii) the weighted company performance percentage. The Compensation Committee retains discretion to adjust individual incentive awards higher or lower to reflect the individual’s performance in relation to the performance of other employees. The final bonus amounts paid, if any, shall be determined by the Compensation Committee based on the achievements of the company performance measures and the individual performance factors.

2008 Equity Award Grants

On March 3, 2008, the Compensation Committee, after considering a competitive market review of long-term incentives for its executive officers, approved stock option grants under the Company’s Amended and Restated Equity Incentive Plan for the following named executive officers: Mr. Quarforth, 66,066; Mr. Rosberg, 26,177; Mr. Moneymaker, 23,100; Mr. Maccarelli, 20,953; and Ms. McDermott, 8,144. These stock options were issued with an exercise price of $21.32 per share, which represents the closing price of the Company’s stock on March 3, 2008, with 25% of each of the grants vesting on March 3, 2009, March 3, 2010, March 3, 2011 and March 3, 2012, respectively. The Compensation Committee also approved restricted stock award grants for the following named executive officers: Mr. Moneymaker, 5,000; and Ms. McDermott, 1,800. These restricted stock awards vest on March 3, 2011. The form of restricted stock grant award agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Form of restricted stock award agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 3, 2008
NTELOS HOLDINGS CORP.

	By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of restricted stock award agreement